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                                                                     Exhibit 4.3

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is entered into, this 22nd day of August, 2000, by and between WorldWide Web NetworX Corporation ("Debtor"), a Delaware corporation, whose address is 521 Fellowship Road, Suite 130, Mt. Laurel, NJ 08054, and BLAIR VENTURES-FUND I, INC. ("Secured Party"), whose address is 44 Wall Street, New York, NY 10005.

                                    AGREEMENT

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor grants to Secured Party a first priority security interest in all of the property owned by Debtor, whether located at its principal place of business at 521 Fellowship Road, Suite 130, Mt. Laurel, NJ 08054 (the "Premises"), or elsewhere, together with all after-acquired property and the proceeds of all property encumbered hereby (the "Collateral").

                  TO SECURE:

                  (a) Payment of the indebtedness of the sum of $3,600,000.00 owed by Debtor to Secured Party, with interest, evidenced by a promissory note from Debtor to Secured Party, dated of even date herewith (the "Note"), together with any and all renewals and extensions of the Note; and

                  (b) Any and all other obligations, indebtedness and liabilities of Debtor to Secured Party, or any subsidiary or affiliate of Debtor, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and

                  (c) The repayment of all sums and amounts that may be advanced or expended by Secured Party for the maintenance and preservation of the Collateral or any part thereof or the enforcement of any rights of Secured Party hereunder or under the Note; and

                  (d) Performance of each agreement of Debtor contained herein.

                  DEBTOR WARRANTS AND AGREES:

         1. Debtor's principal place of business is located at the Premises. In the event that Debtor should relocate its principal place of business to any other location, Debtor shall promptly notify Secured Party, in writing, of the location to which it has moved its principal place of business not less than ten
(10) days prior the date of such relocation.

         2. Except for the security interest granted hereby, Debtor is the owner of the Collateral, free from any adverse lien, security interest or encumbrance, and Debtor will defend against all claims and demands of all persons at any time claiming the same or an interest therein.
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         3. No Financing Statement covering any of the Collateral or any proceeds thereof is on file in any public office, except for capital leases (for cubes and copiers) and the financing of insurance policies. Debtor agrees to execute, and hereby authorizes Secured Party to execute, on behalf of both Debtor and Secured Party, one or more Financing Statements, pursuant to the Uniform Commercial Code, in form satisfactory to Secured Party, and to file or record same in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable and Debtor agrees to pay the cost of filing or recording the same and/or this Agreement.

         4. To do all acts which may be necessary to maintain, preserve and protect the Collateral, not to commit or permit any waste thereof, and to maintain the Collateral in good order, repair and condition, reasonable wear and tear excepted.

         5. Not to remove any of the Collateral from the Premises, except for the purposes of repair or replacement with other articles of substantially similar quality and value, which will not be subject to any lien, encumbrances or interests in others, except for the security interest granted hereby, and from time to time, to furnish Secured Party at its request itemized lists of such replacements and to permit Secured Party to inspect the Collateral at any time.

         6. Not to sell, assign, lease, encumber, or otherwise dispose of all or any of the Collateral without the prior written consent of Secured Party.

         7. To pay, at least ten (10) days before delinquency, all taxes, assessments and liens now or hereafter imposed on the Collateral, and to provide, maintain in force at all times, and deliver to Secured Party fire and other insurance policies (including all risk, and earthquake insurance) on the Collateral, as Secured Party may, at its discretion, require, in amounts and with companies satisfactory to Secured Party with loss payable to Secured Party.

         8. If Debtor fails to make any payment due hereunder or do any other act as herein required, then Secured Party, without obligation to do so and without notice to or demand upon Debtor, may make such payments and do such acts as Secured Party may deem necessary to protect its security interest in the Collateral, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to take possession of the Collateral or any part thereof, to the extent that Secured Party may so do without breach of the peace, and to pay, purchase, contest or compromise any security interest, encumbrance, charge or lien which, in the judgment of Secured Party, appears to be prior or superior to or to jeopardize the security interest granted hereby, and in exercising any such powers and authority to incur necessary expenses, including attorneys' fees; provided, however, that in case of a curable non-monetary default only, Secured Party shall first give Debtor written notice of the default an a period of 15 days which to cure such default. Secured Party's determination as to whether or not Debtor has failed to make any payment or do any act as herein required shall be final and conclusive. Debtor hereby agrees to repay immediately and without demand all sums expended


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by Secured Party pursuant to the provisions of this paragraph with interest from date of expenditure at the rate provided in the Note.

         9. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (each an "Event of Default"):

                  (a) Default by Debtor in the payment of any or all of the indebtedness, obligations or liabilities secured hereby, provided, however, that in case of a curable non-monetary default only, Debtor has failed to cure such default within 15 days following Debtor's receipt of written notice of the default from Secured Party;

                  (b) Default by Debtor under the Note or the Stock Pledge Agreement, both dated of even date herewith, between Debtor and Secured Party, provided, however, that in case of a curable non-monetary default only, Debtor has failed to cure such default within 15 days following Debtor's receipt of written notice of the default from Secured Party;

                  (c) Any warranty, representation or statement, made or furnished to Secured Party by or on behalf of Debtor, proves to have been false in any material respect when made or furnished;

                  (d) Uninsured damage in an amount in excess of $500,000, or the making of any levy, seizure or attachment thereof or therein; or

                  (e) Insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, Debtor and, in the case of an action against debtor only, such action is not dismissed within a period of sixty (60) days from the filing date.

         10. Upon an Event of Default, Secured Party, at its option, without demand upon or notice to Debtor, may declare all indebtednesses, obligations and liabilities secured hereby to be immediately due and payable, and Secured Party shall have all the rights and remedies provided a secured party under the Uniform Commercial Code and may proceed to foreclose the security interest created hereby according to law, and may, at its option, and it is hereby empowered, with or without foreclosure action, to enter upon the Premises or any other premises where the Collateral or any part thereof may be and take possession thereof and remove the Collateral or any part thereof. In addition, Secured Party may require and Debtor agrees to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private or other intended disposition is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor


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shown above at least ten (10) days before the time of the sale or disposition.
The Collateral may be sold in one or more lots and at one or more sales, which may be held on different days and need not be held within view of the Collateral being sold. Secured Party shall deduct and retain from the proceeds of such sale or sales all costs and expenses paid or incurred in the taking, removal, holding, preparing for sale or sales of the Collateral, including any reasonable attorneys' fees and legal expenses incurred or paid by Secured Party; the balance of the proceeds shall be applied by Secured party upon the indebtednesses, obligations and liabilities secured hereby, in such order and manner as Secured Party may determine, and the surplus, if any, shall be paid to Debtor or to the person or persons lawfully entitled to receive the same.

                  (a) Secured Party, at its option, shall have the right to commence any action or proceeding against a third party or appear in or defend any action or proceeding brought by a third party purporting to affect the rights, duties or liabilities of the parties hereto, including, without limiting the generality of the foregoing, an action to foreclose the security interest created hereby, and in connection therewith to incur costs, expenses and attorneys' fees in any such action or proceeding in which the Secured Party shall appear, all of which costs, expenses and attorneys' fees will be paid or reimbursed to Secured Party by Debtor together with interest from the date of expenditure at the rate provided in the Note.

                  (b) In the event of any default hereunder, Secured Party shall be entitled, without notice and without regard to the adequacy of the Collateral and of any other security for the indebtedness hereby secured, to the appointment of a receiver to take possession of all or any part of the Collateral and to exercise such powers as the Court shall confer upon him.

                  (c) At any public sale or sales made under this Section 9 or authorized herein or by laws, or at any sale or sales made upon judicial foreclosure of this security interest, Secured Party (or its representative) may bid for and purchase any Collateral being sold and, in the event of such purchase, shall hold such property thereafter discharged of all rights of redemption.

         11. After an Event of Default, Secured Party shall be entitled to enforce any indebtedness, obligation or liability secured hereby and to exercise all rights and powers hereby conferred, although some or all of the indebtedness, obligations and liabilities secured hereby are now or shall hereafter be otherwise secured. Debtor's acceptance of this Agreement shall not affect or prejudice Secured Party's right to realize upon or enforce any other security now or hereafter held by Secured Party, and Secured Party shall be entitled to exercise all rights of set-off to the same effect and in the same manner as if this security interest had not been given.

         12. In the event suit is brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of damages, its cost of suit and, not as damages, a reasonable attorneys' fee to be fixed by the Court.

         13. The words "Secured Party" and "Debtor", as used herein, shall be construed to include the heirs, legatees, devisees, administrators, executors, successors and assigns,


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respectively, of Secured Party and Debtor. This Agreement shall bind and inure to the benefit of such third persons. Whenever the context so requires, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa. All references herein to the Uniform Commercial Code means the Uniform Commercial Code as adopted by the State in which Secured Party's principal place of business is located.

          THE UNDERSIGNED DEBTOR HEREBY SPECIFICALLY CERTIFIES THAT IT HAS READ AND UNDERSTANDS THIS SECURITY AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Debtor:

WORLDWIDE WEB NETWORX CORPORATION


By: /s/ Gerard T. Drumm
    -------------------------------
    Name:  Gerard T. Drumm
    Title: President

Secured Party:

BLAIR VENTURES-FUND I, INC.


By: /s/ J. Morton Davis
    -------------------------------
    Name:  J. Morton Davis
    Title:


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